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                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549


                                   FORM 8-K


               Current Report Pursuant to Section 13 or 15(d) of
                      The Securities Exchange Act of 1934



      Date of Report (Date of earliest event reported):  November 9, 2000

                                 Xilinx, Inc.
            (Exact name of Registrant as specified in its charter)


           Delaware                      0-18548                  77-0188631
(State or other jurisdiction of   (Commission File Number)   (I.R.S. Employer
 incorporation or organization)                              Identification No.)



                               2100 Logic Drive
                          San Jose, California  95124
              (Address of principal executive offices) (Zip code)


                                (408) 559-7778
             (Registrant's telephone number, including area code)

                                      N/A
         (Former name or former address, if changed since last report)
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Item 5. Other Events.

          On November 9, 2000, RChips Acquisition Corporation, a Delaware corporation ("Merger Sub") and a wholly owned subsidiary of Xilinx, Inc., a Delaware corporation ("Xilinx"), was merged (the "Merger") with and into RocketChips, Inc., a Minnesota corporation ("RocketChips"), pursuant to the Agreement and Plan of Merger (the "Merger Agreement") dated as of September 30, 2000 by and among Xilinx, Merger Sub and RocketChips.

          Upon completion of the Merger, each then-outstanding share of common stock of RocketChips was converted into the right to receive 0.26737 of a share of Xilinx common stock, par value $0.01 per share ("Xilinx Common Stock"). The total number of shares of Xilinx Common Stock issuable to the former shareholders of RocketChips is 2,806,129, of which 380,229 shares of Xilinx Common Stock were withheld from the RocketChips shareholders on a pro rata basis and deposited in certain escrow funds to satisfy any valid indemnification claims made by Xilinx following the Merger and to reimburse the RocketChips stockholders' agent for its services in administering such claims. Any shares of Xilinx Common Stock remaining in these escrows on the first anniversary of the closing date of the Merger will be distributed to the former RocketChips shareholders in proportion to their respective original contributions to the escrow funds. Pursuant to the Merger Agreement, all options to acquire RocketChips common stock that remained outstanding immediately prior to the completion of the merger were assumed by Xilinx and converted into options to purchase shares of Xilinx Common Stock based on the exchange ratio of 0.26737 of a share of Xilinx Common Stock for each share of RocketChips common stock underlying the assumed options. The maximum number of shares of Xilinx Common Stock issuable upon the exercise of assumed RocketChips options is 807,458. In no event will the number of shares of Xilinx Common Stock issuable to the former RocketChips shareholders in the Merger, when combined with the number of shares of Xilinx Common Stock issuable to the former option holders of RocketChips, be more than 3,613,587.

          No fractional shares of Xilinx Common Stock will be issued in connection with the Merger. In lieu thereof, any holder of Xilinx Common Stock who would otherwise have been entitled to receive a fractional share of Xilinx Common Stock will be entitled to receive a cash amount based on the whole share value of $80.26875 (rounded to the nearest whole cent), without interest.

          At the effective time of the Merger, Merger Sub ceased to exist and RocketChips, as the surviving corporation in the Merger, became a wholly owned subsidiary of Xilinx.

          The Merger is intended to qualify as a tax-free reorganization under the Internal Revenue Code of 1986, as amended, and will be accounted for as a "purchase" transaction.

          The purchase price was determined by an arm's length negotiation among the parties to the Merger Agreement.

          RocketChips is engaged in the design and development of high performance analog, radio frequency and mixed-signal integrated circuits and related intellectual property components.

                                       2
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Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

          (c)  Exhibits.
               --------

                99.1  Press Release issued by Xilinx, Inc. on October 3, 2000.
                99.2  Press Release issued by Xilinx, Inc. on November 10, 2000.

                                       3
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                                  SIGNATURES


          Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.



                                     XILINX INC.




Dated:  November 22, 2000.  By: /s/ Kris Chellam
                               ----------------------------------------
                               Kris Chellam
                               Senior Vice President and Chief Financial Officer (Principal Accounting and Financial Officer)

                                       4
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                               INDEX TO EXHIBITS


  Exhibit
  Number                             Description
-----------                          -----------

   99.1      Press Release issued by Xilinx, Inc. on October 3, 2000.
   99.2      Press Release issued by Xilinx, Inc. on November 10, 2000.

                                       5